UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) (June 30, 2016)

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

(86) 539-7317959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 30, 2016 at 10:00 a.m. local time, American Lorain Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (“Annual Meeting”) at its corporate office located at Beihuan Zhong Road, Junan County, Shandong, People’s Republic of China, 276600. There were 38,259,490 shares of common stock outstanding and entitled to vote at the meeting and 23,446,382 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

1. Election of Directors

The following five individuals were elected to the Board of Directors of the Company to serve as directors until the 2017 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
SI CHEN	21,067,691	34,175	2,344,516
YUNDONG LU	21,067,691	34,175	2,344,516
MAOQUAN WEI	20,910,191	191,675	2,344,516
DEKAI YIN	20,909,891	191,975	2,344,516
WILLIAM JIANXIAO WU	20,909,891	191,975	2,344,516

2. Ratification of the appointment of WWC., P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

The appointment of WWC., P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved and ratified.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
19,156,345	4,272,537	17,500	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

By: /s/ Si Chen
Name: Si Chen
Title: Chief Executive Officer

Date: July 5, 2016